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                            CERTIFICATE OF CORRECTION
                                       OF
                    ATRIUM DOOR AND WINDOW COMPANY NORTHEAST
              (formerly Bishop Manufacturing Company, Incorporated)

    (Pursuant to Section 33-611 of the Connecticut Business Corporation Act)

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         Atrium Door and Window Company Northeast, formerly Bishop Manufacturing
Company, Incorporated, a Connecticut corporation (the "Corporation" ), does hereby certify as follows:

         1. The Corporation filed a Certificate of Amendment to its Certificate of Incorporation to change the name of the Corporation from Bishop Manufacturing Company, Incorporated to Atrium Door and Window Northeast on December 2, 1997.

         2. The Certificate of Incorporation was defective in that the name should have been changed to "Atrium Door and Window Company of the Northeast."

         3. This Certificate of Correction corrects the Certificate of Amendment filed on December 2, 1997.

         4. Item Three of the Certificate of Amendment should correctly read as follows:

              "First: The name of the corporation is Atrium Door and Window Company of the Northeast."

           IN WITNESS WHEREOF, the undersigned hereby executes this Certificate of Correction, this 11th day of December, 1997.



                                            /s/ Randall S. Fojtasek
                                            ----------------------------------
                                            Randall S. Fojtasek, President